UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 13, 2015, NeoPhotonics Corporation (the “Company”) entered into an Amendment to Rights Agreement (the “Amendment”) relating to that certain Rights Agreement (the “Rights Agreement”) dated as of April 27, 2012 between the Company and Open Joint Stock Company “RUSNANO” (“Rusnano”).  The Amendment is effective commencing on June 30, 2015.

Under the Amendment, the parties modified the investment commitment and penalty provisions of the Rights Agreement to reflect the most current state of the business relationship between the parties.  The Amendment also granted Rusnano additional information rights with regard to one of the Company’s Russian subsidiaries.

Under the original Rights Agreement, the Company agreed to make a $30.0 million investment commitment (the “Investment Commitment”) toward its Russian operations. The Investment Commitment can be partially satisfied by cash and/or non-cash investment inside or outside of Russia and/or by way of non-cash asset transfers.  In March 2015, the parties extended the Investment Commitment deadline to June 30, 2015.  Under the original Rights Agreement, if the Company failed to meet the Investment Commitment by the deadline, it would be required to pay a $5.0 million penalty for failure to meet the Investment Commitment.

The Amendment provides for an updated investment plan for the Company’s Russian subsidiaries, with the aggregate Investment Commitment to be spent over the 2012-2019 fiscal years.  The Amendment provides that the maximum amount of penalties to be paid by the Company will not exceed $5.0 million, with the following penalties for failure to meet specified milestones at the end of the following years (subject to a 90-day cure period following each year):

•

2015:  a $5.0 million penalty if the actual cumulative investment to the Company’s Russian subsidiaries is less than $13.0 million, or if the Company has not sold any products manufactured by its Russian subsidiary, or if the Company has not completed agreed-upon manufacturing milestones;

•	2015: a $1.5 million penalty, if the cumulative investments and spending in the Company’s Russian subsidiaries are less than $15.4 million but more than $13.0 million;
•	2016: a $1.5 million penalty, if the cumulative investments and spending in the Company’s Russian subsidiaries are less than $18.8 million;
•

2016:  an exit fee of $3.5 million (the “First Exit Fee”), should the Company choose to cease operations, provided that the cumulative investments and spending including tangible asset transfers, other than intangible asset transfers (which shall not exceed $5.7 million in valuation), exceed $10.0 million;

•	2019: an exit fee of $2.0 million (the “Second Exit Fee”), if the cumulative investments and spending in the Company’s Russian subsidiaries are less than $30.0 million.

The Company may invest cash as working capital and in advance of required capital expenditures or operating expense requirements as needed. Such investment will constitute a contribution toward investment and commitment, provided that cash investments will be done prior to November 1 of the corresponding year.

If the Company cannot cumulatively invest in full its investment commitment in a given year, the Company will have the right to deposit as paid-in-capital to its Russian subsidiaries during a 90-day cure period, in 2015 no more than $1.3 million and in further years: no more that 20% of annual investment and spending commitment.

If all requirements are not met and the Company pays either the First Exit Fee or the Second Exit Fee, with such payment the Company will hence forth have full latitude from that point forward for decisions related to operating plan execution, up to and including exit from the plan and/or from the Russia operations.  Such action will constitute termination of all obligations between the Company and Rusnano.

If at the end of 2019, the Company has made cumulative spending and investments of $30.0 million or more, then the Company will not have any further obligations to Rusnano.

Upon payment by the Company of either the First or Second Exit Fee, or upon payment of the $5.0 million penalty payment, such payment shall constitute the sole and exclusive remedy to Rusnano against the Company, and no further action or remedy at law, in equity or otherwise may be commenced against the Company.

Regardless of the percentage of ownership by Rusnano of Company shares pursuant to the Rights Agreement, the Company shall maintain its commitments: i) to invest $30.0 million in its Russian subsidiaries or ii) as applicable to pay any penalties that may be incurred by the Company to Rusnano.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of NeoPhotonics Corporation (the “Company”) was held on July 14, 2015.  Proxies for the meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations.  At the Annual Meeting, 27,392,799 common shares were represented in person or by proxy.  The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Charles J. Abbe, Bandel L. Carano and Michael J. Sophie were elected as Class II directors to hold office until the 2018 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Charles J. Abbe	18,251,746	3,740,380	5,400,673
Bandel L. Carano	21,674,455	317,671	5,400,673
Michael J. Sophie	20,652,229	1,339,897	5,400,673

Proposal 2:

The selection by the audit committee of the Company’s board of directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the following vote:

For	Against	Abstain
27,356,215	36,494	90

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Rights Agreement, dated as of July 13, 2015, by and between NeoPhotonics Corporation and Open Joint Stock Company “RUSNANO”.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2015	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment to Rights Agreement, dated as of July 13, 2015, by and between NeoPhotonics Corporation and Open Joint Stock Company “RUSNANO”.

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